Exhibit 99.1

September 11, 2014

Dear Shareholder:

I would like to take this opportunity to update you on the status of our geophysical ground work as well as provide a brief summary of our prior exploration efforts. We believe that our prior exploration efforts will provide some context to our recent satellite imagery results and forthcoming ground results. I believe it will be helpful for you to understand the relationship between our prior drill holes and the corresponding satellite imaging.

Release of Geophysical Results.
On June 18, 2014, we announced that Mesa Acquisition Group, LLC (MAG) completed the ground geophysical work on approximately 2,000 acres of our property in Mexico. At that time, we expected to receive results within 60 days post completion. We have been informed that the results have been processed and received by MAG. We expect to receive and begin reviewing these results tomorrow and continuing throughout the weekend. We will release these results following completion of our staff review.

Prior Exploration Efforts.
During our 2008 and 2010 drilling campaigns, we core drilled areas of interest, known as the Main Zone, North Zone and Southern Extension. More recently as you know, we completed a satellite imagery program on 2,000 acres which encompassed part of these subject areas. The satellite imagery detected 71 anomalies suggesting gold mineralization.

The attached Exhibit I depicts the 71 anomalies, however, for security reasons we have not included GPS coordinates of these locations.

The attached Exhibit II provides excerpted results of our core drilling programs. These results are limited to core intercepts with > 7/grams/ton of gold. Note that this Exhibit does not represent the complete results of our programs. More complete results of our two drilling programs can be found in our NI 43-101 report (see Exhibit D and elsewhere therein) linked here: http://www.usprgold.com/exploration/ni43101report.

The attached Exhibit III is an overlay of many of our high grade drilling core intercepts (>7 grams/ton of gold) on a number of the anomalies identified by the satellite imagery.

I would like to thank all shareholders for your patience and support, as we know this technology process has taken much longer than expected. Many of the delays attributable to the geophysical ground results were due to the unrest that exists today in the Ukraine, and thankfully have been completed.

I hope this information will allow you to better appreciate the ground results that we will be reporting next week.

If you have any questions concerning the Company, please feel free to call Mr. Steve Chizzik at the Verrazano Group, our Investor Relations company. His number is 201 232 5132.

Respectfully,

/s/ Gennaro Pane
Gennaro Pane
Chairman

EXHIBIT I
Identification of the 71 Anomalies

Oro 1
Oro 2
Oro 3
Oro 4
Oro 5
Oro 6
Oro 7
Oro 8
Oro 9
Oro 10
Oro 11
Oro 12
Oro 17
Oro 18
Oro 19
0
0.25
0.5
0.75
1 Km
Oro 17
Oro 18
Oro 20
Oro 21
Oro 22
Oro 23
Oro 24
Oro 25
Oro 26
Oro 27
0
0.25
0.5
0.75
1 Km

EXHIBIT II
Core drilling intercepts

DHID	From(m)	To(m)	Thickness (meters)	Au_g/t	Cu%	Ag_g/t
LS08-05	92.7	93.3	0.6	8.229	2.69	124.114
LS08-05	113.4	114.0	0.6	19.063	1.17	42.514
LS08-05	121.9	122.5	0.6	17.006	3.17	123.086
LS08-05	122.5	123.1	0.6	18.789	2.62	91.886
LS08-05	123.1	123.8	0.7	19.817	0.19	67.886
LS08-05	123.8	124.4	0.6	29.074	0.12	35.314

LS08-05	124.4	125.0
LS08-05	125.0	125.6	0.6	8.400	0.08	12.000
LS08-05	160.9	161.5	0.6	12.000	0.34	33.600
LS08-06	58.5	59.1	0.6	13.166	0.26	19.886
LS08-06	75.0	75.6	0.6	19.886	0.17	28.114
LS08-06	75.6	76.2	0.6	11.006	1.63	32.229
LS08-06	79.9	80.5	0.6	8.366	0.10	13.714
LS08-06	81.7	82.3	0.6	10.491	0.18	18.514
LS08-06	82.3	82.9	0.6	42.171	0.17	19.543
LS08-06	82.9	83.5	0.6	20.057	0.16	10.971
LS08-08	47.5	48.2	0.7	25.920	6.27	86.743
LS08-08	48.2	48.8	0.6	25.029	2.20	52.114

LS08-09	70.7	71.3	0.6	10.560	3.78	137.143

LS08-10	51.8	52.4	0.6	11.589	0.58	62.400
LS08-10	53.0	53.6	0.6	12.514	6.42	121.371
LS08-11	96.3	96.9	0.6	9.497	0.23	16.457

LS08-11	146.9	147.5	0.6	13.406	0.21	18.514

LS08-14	42.7	43.3	0.6	9.710	1.96	125.000
LS10-001	16.6	17.1	0.5	8.226	1.09	36.468
LS10-001	17.7	18.1	0.4	33.800	2.46	150.000

LS10-002	2.1	2.4	0.3	7.380	0.65	49.500
LS10-002	2.4	3.0	0.6	66.500	0.35	64.500
LS10-002	69.2	69.5	0.3	37.000	4.37	158.000

LS10-004	16.5	17.1	0.6	36.400	6.73	208.000
LS10-004	17.1	17.7	0.6	10.450	2.21	83.800

LS10-005	212.0	213.0	1.0	51.300	3.82	183.000
LS10-005	230.0	231.0	1.0	18.050	1.42	39.500
LS10-006	6.0	7.0	1.0	7.880	1.82	61.500
LS10-006	8.0	8.5	0.5	19.550	1.46	83.200
LS10-006	18.5	19.5	1.0	7.930	1.35	40.500

DHID	From(m)	To(m)	Thickness (meters)	Au_g/t	Cu%	Ag_g/t
LS10-007	16.0	17.0	1.0	15.650	1.35	64.100
LS10-007	17.0	18.0	1.0	28.800	3.66	116.000
LS10-007	22.5	23.0	0.5	7.450	1.17	56.300
LS10-007	23.0	24.0	1.0	27.300	4.38	197.000
LS10-007	26.0	27.0	1.0	12.900	2.42	71.500
LS10-007	27.0	28.0	1.0	6.970	0.46	40.200

EXHIBIT III
Overlay Map